BERRY PETROLEUM COMPANY
                      RESTATED AND AMENDED
                     1994 STOCK OPTION PLAN



                            ARTICLE I

                         PURPOSE OF PLAN

     The purpose of this Plan is to promote the growth and profitability of the Company and other Participating Companies by providing, through the ownership of Options, incentives to attract and retain highly talented persons to provide managerial, administrative and other specialized services to the Company and other Participating Companies and to motivate such persons to use their best efforts on behalf of the Company and other Participating Companies.

                           ARTICLE II

                           DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth in this Article II:

     2.1 Accrued Installment. The term "Accrued installment" shall mean any vested installment of an Option.

     2.2  Board.   The  term  "Board" shall  mean  the  Board  of
Directors of the Company.

     2.3   Committee.   The  term  "Committee"  shall  mean   the
Compensation Committee, or a successor committee, appointed by the Board and constituting not less than two members of the Board, each of whom is a Disinterested Person.

     2.4  Company.  The term "Company" shall mean Berry Petroleum
Company, a Delaware corporation, or any successor thereof.

     2.5 Director. The term "Director" shall mean a member of the Board, or a member of the board of directors of any Participating Company.

     2.6 Disinterested Person. The term "Disinterested Person" shall mean any person defined as a Disinterested Person in Rule
16b-3 of the Securities and Exchange Commission as amended from time to time and as promulgated under the Exchange Act.

     2.7  Effective Date.  The term "Effective Date"  shall  mean
December 2, 1994.

     2.8 Eligible Person. The term "Eligible Person" shall mean, except as provided in Section 3.1, any full-time or part-time employee, officer or Director of any Participating Company.

     2.9  Exchange Act.  The term "Exchange Act" shall  mean  the
Securities Exchange Act of 1934, as amended.

     2.10 Fair Market Value. The term "Fair Market Value shall mean the closing sale price on the trading day in question of the Shares on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed on such Exchange, on the principal United States securities exchange on which the Shares are listed, or, if the Shares are not listed on any such exchange, the closing bid quotation with respect to the Shares on the trading day in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of the Shares as determined in good faith by the Committee. If the day in question is not a trading day, the determination of Fair Market Value shall be made as of the nearest preceding trading day,

                    Exhibit 4.1          Page A-1


     2.11  Option.   The term "Option" shall mean a  nonstatutory
option to acquire Shares granted under this Plan.

     2.12  Optionee.  The term "Optionee" shall mean an  Eligible
Person who has been granted an Option.

     2.13  Parent  Corporation.   The term  "Parent  Corporation"
shall  mean  a  corporation as defined in Internal  Revenue  Code
Section 424(e) or any successor thereto.

     2.14   Participating   Company.   The  term   "Participating
Company" shall mean the Company and any Parent Corporation or Subsidiary Corporation of the Company.

     2.15  Plan.   The term "Plan" shall refer to  the  Company's
1994 Stock Option Plan.

     2.16  Shares.   The term "Shares" shall mean shares  of  the
Company's Class A Common Stock, $.01 par value, and may be unissued shares or treasury shares or shares purchased for purposes of this Plan.

     2.17   Subsidiary   Corporation.    The   term   "Subsidiary
Corporation"  shall  mean a corporation as  defined  in  Internal
Revenue Code Section 424(f) or any successor thereto.

     2.18 Terminating Transaction. The term "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, over eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company); (c) a sale of all or substantially all of the Company's assets; or (d) a sale of the equity securities of the Company representing more than eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and entities acting in concert.

     2.19 Termination Date. The term "Termination Date" shall mean December 2, 2004.

     2.20 Total Disability. The term "Total Disability" shall mean a permanent and total disability as that term is defined in Internal Revenue Code Section 22(e)(3) or any successor thereto.

                           ARTICLE III

           ADMINISTRATION OF PLAN; GRANT TO DIRECTORS

     3.1 Administration by the Committee. This Plan shall be administered by the Compensation Committee of the Board, or its successor (the "Committee"). Subject to the provisions of this Plan document, the Committee shall have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Option granted hereunder, (iv) determine the number of shares subject to or covered by each Option, and (v) interpret the provisions of this Plan and of any Option granted under this Plan. A member of the Committee shall not be an Eligible Person, and shall not have been an Eligible Person at any time within one
(1) year prior to appointment to the Committee. Except as otherwise provided herein or otherwise permitted by Rule 16b-3(c)(3) of the Exchange Act, during said one (1) year prior to such appointment, no member of the Committee shall have been eligible to acquire stock, stock options or stock appreciation rights under any plan of the Company.

     3.2  Grant  to  Non-employee  Directors.   All  non-employee
Directors of the Company holding office on December 2nd of each year shall automatically receive a grant of 5,000 Options.

                       Exhibit 4.1          Page A-2


     The above referenced Options to non-employee Directors shall be granted upon the following terms and conditions:

          a.  The  exercise price of the Options  shall  be  Fair
Market Value on the date of grant.

         b. The Options shall vest immediately upon grant.

          c. This "formula" grant to non-employee Directors shall not be amended more than once every (6) six months, other than to comport with changes in the Internal Revenue Code, the Employee
Retirement Income Security Act or the rules thereunder.

     3.3 Rules and Regulations. The Committee may adopt such rules and regulations as the Committee may deem necessary or appropriate to carry out the purposes of this Plan and shall have authority to take all action necessary or appropriate to administer this Plan.

     3.4 Binding Authority. All decisions, determinations, interpretations, or other actions by the Committee shall be final, conclusive, and binding on all Eligible Persons, Optionees, Participating Companies and any successors-in-interest to such parties.

                           ARTICLE IV

           NUMBER OF SHARES AVAILABLE UNDER THIS PLAN

     The maximum aggregate number of Shares which may be optioned and sold under this Plan is 3,000,000 Shares. In the event that Options granted under this Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Shares subject to such unexercised Options may again be subjected to Options under this Plan. In any event, however, no Option may be granted hereunder if the sum of Shares subject to such Option and the number of Shares subject to unexpired Options previously granted hereunder (or subject to unexercised options or stock appreciation rights under any other stock option or stock appreciation right plan of the Company) would exceed twenty percent (20%) of the total shares of voting stock outstanding at such time.

                            ARTICLE V

                          TERM OF PLAN

     This Plan shall be effective as of the Effective Date and shall terminate on the Termination Date. No Option may be granted hereunder after the Termination Date.

                           ARTICLE VI

                          OPTION TERMS

     6.1 Form of Option Agreement. Any option granted under this Plan shall be evidenced by an agreement ("Option Agreement") in such form as the Committee, in its discretion, may from time to time approve. Any Option Agreement shall contain such terms and conditions as the Committee may deem, in its sole discretion, necessary or appropriate and which are not inconsistent with the provisions of this Plan.

     6.2 Vesting and Exercisability of Options. Subject to the limitations set forth herein and/or in any applicable Option Agreement entered into hereunder, Options granted under this Plan shall vest and be exercisable in accordance with the rules set forth in this Section 6.2:

          a.  General.  Subject to the other provisions  of  this
Section 6.2, Options shall vest and become exercisable at such times and in such installments as the Committee shall provide in each individual Option Agreement. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the time at which an Option or installment thereof may be exercised. Unless otherwise provided in this Section 6.2 or in the Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued Installments accrue as provided in such Option Agreement and at any time thereafter until, and including, the Option Termination Date (as defined below).


                      Exhibit 4.1          Page A-3


           b. Termination of Options. All installments and Options shall expire and terminate on such date as the Committee shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date on which such Option was granted.

          c. Termination of Eligible Person Status Other Than by Reason of Death or Disability. In the event that the employment of an Eligible Person with a Participating Company is terminated for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of such termination date shall expire and become unexercisable as of such termination date. Except as otherwise provided herein, in the event that an Eligible Person who is a Director terminates his directorship or otherwise ceases to be a Director for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of the directorship termination date shall expire and become unexercisable as of the directorship termination date. All Accrued installments as of the employment termination date and/or the directorship termination date shall remain exercisable only within such period of time as the Committee may determine, but in no event shall any Accrued installments remain exercisable for a period in excess of three (3) months following such termination date or for a period in excess of the original Option Termination Date, whichever is earlier. For purposes of this Plan, an Eligible Person who is an employee or Director of any Participating Company shall not be deemed to have incurred a termination of his employment or his directorship (whichever may be applicable) so long as such Eligible Person is an employee or Director (whichever may be applicable) of any Participating Company.

          d. Leave of Absence. In the case of any employee on an approved leave of absence, the Committee may make such provision respecting continuance of any Options held by the employee as the Committee deems appropriate in its sole discretion, except in no event shall an Option be exercisable after the original Option Termination Date.

          e. Death or Total Disability of Eligible Person. In the event that the employment or directorship of an Eligible Person with a Participating Company is terminated by reason of death or Total Disability, any unexercised Accrued installments of Options granted hereunder to such Eligible Person shall expire and become unexercisable as of the earlier of:

              1. The applicable Option Termination Date, or

                2. The first anniversary of the date of termination of the employment or directorship of such Eligible Person by reason of the Eligible Person's death or Total Disability. Any such Accrued Installments of a deceased Eligible Person may be exercised prior to their expiration only by the person or persons to whom the Eligible Person's Option rights pass by will or the laws of descent and distribution. Any Option installments under such a deceased or disabled Eligible Person's Option that have not accrued as of the date of the termination of employment, or directorship due to death or Total Disability shall expire and become unexercisable as of such termination date.

          f. Termination of Affiliation of Participating Company. Notwithstanding the foregoing provisions of this section, in the case of an Eligible Person who is an employee or Director of a Participating Company other than the Company, upon an Affiliation Termination (as defined herein) of such Participating Company such Eligible Person shall be deemed (for all purposes of this
Plan) to have incurred a termination of his employment or directorship with such Participating Company for reasons other than death or Total Disability, with such termination to be deemed effective as of the effective date of said Affiliation Termination. As used herein the term "Affiliation Termination" shall mean, with respect to a Participating Company, the termination of such Participating Company's status as a Participating Company (as defined herein) with respect to the Company.

     6.3 Options Not Transferable. Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily or by operation of law, other than by will or the laws of descent and distribution, and (except as specifically provided to the contrary in Section 6.2(e) hereof) may be exercised during the lifetime of an Optionee only by such Optionee.

    6.4 Restrictions on Issuance of Shares.

                     Exhibit 4.1          Page A-4


          a. No Shares shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any market or securities exchange on which the Company's Common Stock is then listed, and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any Shares hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board, and the Committee of any liability in respect of the nonissuance or sale of such Shares as to which such requisite permits, authorizations or approvals shall not have been obtained.

          b. As a condition to the granting or exercise of any Option, the Committee may require the person receiving or exercising such Option to make any representations and warranties to the Company as may be required or appropriate under any applicable law or regulation, including, but not limited to, a representation that the Option or Shares are being acquired only for investment and without any present intention to sell or distribute such Option or Shares, if such a representation is required under the Securities Act of 1933 or any other applicable law, rule or regulation.

          c. The exercise of any Option under this Plan is conditioned on approval of this Plan, within twelve (12) months of the adoption of this Plan by the Board, by (i) the vote of the holders of a majority of the outstanding securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, or (ii) the written consent of the holders of a majority of the securities of the Company entitled to vote if the requirements of Rule 16b-3(b)(2) promulgated under the Exchange Act are otherwise satisfied. In the event such shareholder approval is not obtained within such time period, any Options granted hereunder shall be void.

     6.5 Option Adjustments.

          a. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share Option price thereof which may be issued in the aggregate and to any individual Optionee under this Plan upon exercise of Options granted under this Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Shares or other classes of the Company's securities,

          b. Upon the occurrence of a Terminating Transaction (as defined in Article II hereof), as of the effective date of such Terminating Transaction, this Plan and any then outstanding Options (whether or not vested) shall terminate unless (i) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Options, or for the substitution of such Options of new options covering the securities of the successor or surviving corporation in the Terminating Transaction or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices, in which event this Plan and such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Committee otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding Options (whether or not vested), including without limitation (A) accelerating the vesting of outstanding Options, and/or (B) providing for the cancellation of Options and their automatic conversion into the right to receive the securities or other properties which a holder of the Shares underlying such Options would have been entitled to receive upon consummation of such Terminating Transaction had such Shares been issued and outstanding (net of the appropriate option exercise prices). If this Plan or the Options shall terminate pursuant to the foregoing provisions of this paragraph (b) because neither (i) nor (ii) is satisfied, any Optionee holding outstanding Options shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise his or her Options to the full extent not theretofore exercised, including any installments which have not yet become Accrued installments.

          c. In all cases, the nature and extent of adjustments under this Section 6.5 shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall he made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Plan pursuant to any such adjustment.

                       Exhibit 4.1          Page A-5


     6.6  Taxes.   The  Committee shall make such provisions  and
take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of an Option under this Plan, including, but without limitation, the withholding of the number of Shares at the time of the grant or exercise of an Option the Fair Market Value of which would satisfy any withholding tax on said exercise or grant, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to an Optionee by any member of the Participating Companies, or requiring an Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising an Option to pay to any member of the Participating Companies any amount required to be withheld, or to execute such other documents a s the Committee deems necessary or appropriate in connection with the satisfaction of any applicable withholding obligation.

     6.7 Legends. Each Option Agreement and each certificate representing Shares acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed thereon. The determination of which legends, if any, shall be placed upon Option Agreements and/or said Share certificates shall be made by the Committee in its sole discretion and such decision shall be final, binding and conclusive.

                           ARTICLE VII

              SPECIAL OPTION TERMS UNDER THIS PLAN

     7.1 Option Exercise Price. The Option exercise price for Shares to be issued under this Plan shall be determined by the Committee in its sole discretion, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. The date of grant shall be deemed to be the date on which the Committee authorizes the grant of the Option, unless a subsequent date is specified in such authorization.

     7.2 Exercise of Options. An Option may be exercised in accordance with this Section 7.2 as to all or any portion of the Shares covered by an Accrued installment of the Option from time to time during the applicable Option period, except that an Option shall not be exercisable with respect to fractions of a Share. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 7.3. An Option shall be deemed exercised when such written notice of exercise and payment has been received by the Company. No Shares shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by this Plan, as may be required by applicable law, rules, or regulations, or as may be adopted or imposed by the Committee. Until the stock certificates have been issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued, except as provided in Section 6.5.

     7.3 Payment of Option Exercise Price.

          a. Except as otherwise provided in Section 7.3(b), the entire Option exercise price shall be paid in cash at the time the Option is exercised.

          b. In the discretion of the Committee, an Optionee may elect to pay for all or some of the Optionee's Shares with Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, and subject to the satisfaction of any conditions the Committee may impose, including, but not limited to, the making of such representations and warranties and the providing of such other assurances that the Committee may require with respect to the
Optionee's title to the Company's Common Stock used for payment of the exercise price. Such payment shall be made by delivery of certificates representing the Company's Common Stock, duly endorsed or with duly signed stock power attached, such Common Stock to be valued at its Fair Market Value on the date notice of exercise is received by the Company.

                      Exhibit 4.1          Page A-6


                          ARTICLE VIII

                AMENDMENT OR TERMINATION OF PLAN

     8.1 Board Authority. The Board may amend, alter, and/or terminate this Plan at any time; provided, however, that unless required by applicable law, rule, or regulation or unless no longer required to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, the Board shall not amend this Plan without the approval of stockholders (as obtained in accordance with the provisions of Section 6.4(c) hereof) if the amendment would (A) materially increase the benefits accruing to participants under this Plan, (B) materially increase the number of securities which may be issued under this Plan, or (C) materially modify the requirements as to eligibility for participation in this Plan. In determining whether a given amendment is within the scope of (A), (B) or (C), the Company may rely, without limitation, upon the regulations promulgated and the advice provided by the Securities and Exchange Commission with respect to Rule 16b-3. No amendment of this Plan or of any Option Agreement shall affect in a material and adverse manner Options granted prior to the date of any such amendment without the consent of any Optionee holding any such affected Options.

     8.2 Contingent Grants Based on Amendments. Options may be granted in reliance on and consistent with any amendment adopted by the Board alone which is necessary to enable such Options to be granted under this Plan, even though such amendment requires future stockholder approval; provided, however, that any such contingent Option by its terms may not be exercised prior to stockholder approval of such amendment and provided, further, that in the event stockholder approval is not obtained within twelve (12) months of the date of grant of such contingent Option, then such contingent Option shall be deemed canceled and no longer outstanding.

                           ARTICLE IX

                       GENERAL PROVISIONS

     9.1 Availability of Plan. A copy of this Plan shall be delivered to the Secretary and Assistant Secretary of the Company and shall be shown by the Secretary or Assistant Secretary to any Eligible Person making reasonable inquiry concerning this Plan.

     9.2 Notice. Any notice or other communication required or permitted to be given pursuant to this Plan or under any Option Agreement must be in writing and shall be deemed to have been given when delivered to and actually received by the party to whom addressed. Notice shall be given to Optionees at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

     9.3 Titles and Headings. Titles and headings of sections of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

                   Exhibit 4.1          Page A-7